Exhibit 10.21

Shareholders Agreement

Security Matters Limited

ACN 626 192 998

and

W.A. Mint Pty. Ltd.

ACN 054 024 314

True Gold Consortium Pty Ltd

ACN 641 483 374

27 July 2020

K&L Gates

Melbourne office

Ref: 7392718.00001

Table of Contents

1.	Defined terms and interpretation	5
1.1	Defined terms	5
1.2	Interpretation	11
1.3	Construction	12

2.	Company’s objectives	12

3.	Shareholders’ relationship	12
3.1	Shareholder not liable for another party	12
3.2	Relationship between Shareholders	12
3.3	Authority of Shareholders	12
3.4	Shareholders must act in good faith	13

4.	Shareholder obligations	13

5.	Board composition and proceedings	13
5.1	Board composition	13
5.2	Directors’ fees and expenses	13
5.3	Company secretary	13
5.4	Directors and officers’ insurance	13

6.	Management of the Company	14

7.	Decisions	14
7.1	Directors Special Resolutions	14
7.2	Shareholders Special Resolutions	14
7.3	Other consents required	14

8.	Things the Company must do	14
8.1	Company’s obligation	14
8.2	Shareholders’ obligations	14

9.	Business plan	15
9.1	Initial Business Plan	15
9.2	Current Business Plan	15
9.3	New Business Plans	15
9.4	Previous Business Plans	15

10.	Financial and other reporting	15
10.1	Reports and information	15
10.2	Confidentiality	15

11.	Accounts and records	15
11.1	Keeping records and accounts	15
11.2	Access	16
11.3	Notice requesting access	16
11.4	Copying of books and records	16
11.5	Confidentiality	16
11.6	Disclosure of information by directors	16

Table of Contents (ctd)

12.	Class B Shares	16

13.	Dividend policy	16
13.1	Dividend policy	16

14.	Funding	16
14.1	In-Kind Contributions	16
14.2	Initial In-Kind Contributions and working capital	17
14.3	No obligation	17
14.4	Further funding	17

15.	Issue of Equity Securities	17
15.1	Issue of Equity Securities	17
15.2	No obligation to subscribe for Equity Securities	17
15.3	Procedure for issue of Equity Securities	17
15.4	Equity Offer	17
15.5	Subscription Notice	18
15.6	Response to Offer	18
15.7	Failure to respond	18
15.8	Disposal to other Shareholders	18

16.	Transferring Equity Securities	18
16.1	Procedure	18
16.2	Transfer Notice	18
16.3	Response to Transfer Notice	19
16.4	Purchase of other Shareholders Sale Securities	19
16.5	If other Shareholders agree to buy Sale Securities	19
16.6	If other Shareholder does not agree to buy Sale Securities	19
16.7	Completion of sale	20
16.8	No revocation	20
16.9	Permitted Transfers	20
16.10	Affiliate no longer an Affiliate	20

17.	Tag Along	20
17.1	Tag along or last right of refusal	20
17.2	If Offeree gives Tag Along Notice	21

18.	Drag Along	21
18.1	Drag Along Option	21
18.2	Restrictions on Drag Along Option	21
18.3	Drag Along Notice	21
18.4	Exercise of the Drag Along Option	22
18.5	Completion	22

19.	Encumbering Equity Securities	22

20.	Deed of accession	22
20.1	If Equity Securities are issued	22
20.2	If Equity Securities are transferred	22
20.3	Competitors	22

21.	Sale of share capital	23
21.1	Third party offer	23
21.2	Waiver of Transfer Notice Requirement	23

Table of Contents (ctd)

21.3	Settlement	23

22.	Liquidation event	23
22.1	Board to consider status of Consortium	23
22.2	Appointment of Financial Adviser	24
22.3	Shareholders to decide	24
22.4	Parties to cooperate on a liquidity event	24
22.5	Winding up	24

23.	Default	24
23.1	Events of default	24
23.2	Consequence of default	25
23.3	Independent valuation	25
23.4	Procedure for Transfer	25
23.5	Notice to Sell	25
23.6	Each Shareholder must offer to buy other Shareholders Equity Securities	26
23.7	Non-Defaulting Party must decide to buy or sell	26
23.8	Notice of decision	26
23.9	Completion of sale of Equity Securities	26
23.10	Other remedies	26

24.	Resolution of disputes	27
24.1	Procedure for Resolving Disputes	27
24.2	Negotiation	27
24.3	Costs	28

25.	Deadlock	28
25.1	When a deadlock arises	28
25.2	Deadlock Notice	28
25.3	Actions Pending Resolution of Deadlock	28

26.	Warranties regarding capacity and status	28

27.	Trustees	29

28.	Confidentiality and announcements	29
28.1	Confidentiality obligations	29
28.2	Announcements	29
28.3	Exceptions	30
28.4	Commercially sensitive information	30

29.	Termination	30
29.1	Termination for all parties	30
29.2	Termination for a Shareholder	30
29.3	Accrued rights	30

30.	Paramountcy	30

31.	GST	31
31.1	Interpretation	31
31.2	GST gross up	31
31.3	Reimbursements	31
31.4	Tax invoice	31

Table of Contents (ctd)

32.	General provisions	31
32.1	Entire agreement	31
32.2	Variation	31
32.3	Waiver	31
32.4	Further assurances	32
32.5	Approvals and consents	32
32.6	Assignment	32
32.7	Time for doing acts	32
32.8	Governing law and jurisdiction	32
32.9	Severance	32
32.10	Preservation of existing rights	32
32.11	No merger	33
32.12	Relationship of parties	33
32.13	Costs	33
32.14	Stamp Duty	33
32.15	Survival	33
32.16	Notices	33
32.1	Counterparts	34

Schedule 1 – Share Capital		35

Schedule 2 – Board		36

Schedule 3 – Directors Special Resolutions		41

Schedule 4 – Shareholders Special Resolutions		43

Schedule 5 – Financial and other reporting requirements		45

Schedule 6 – Things the Company must do		47

Schedule 7 – Deed of Accession		48

Schedule 8 – Independent Valuation		49

Schedule 9 - Terms of the Class B Shares		51

Shareholders Agreement

Date                                     27 July 2020

Parties

1.	Security Matters Limited ACN 626 192 998 of c/- K&L Gates, Level 25, 525 Collins Street, Melbourne VIC 3000 (Security Matters)

2.	W.A. Mint Pty. Ltd. ACN 054 024 314 of 310 Hay Street, East Perth, Western Australia 6005 (WA Mint)

3.	True Gold Consortium Pty Ltd ACN 641 483 374 of 51B Marlow Street, Wembley, Western Australia 6014 (Company).

Background

A.	The Company was incorporated on 4 June 2020.

B.	The issued share capital of the Company is, or immediately after execution of this document will be, as set out in Schedule 1.

C.

The Company’s goal is to establish an industry standard with the development of an innovative system that can mark (at a molecular level), track and trace gold bars and gold through every stage of the supply chain with blockchain technology.

D.

Security Matters and WA Mint have reached agreement on certain matters relating to their relationship as holders of Equity Securities in the Company and the manner in which the direction, management, affairs and control of the Company and the Business will be conducted to be referred to as the “True Gold Consortium”.

Agreed terms

It is agreed:

1.	Defined terms and interpretation

1.1	Defined terms

In this agreement:

Accounting Standards means:

(a)	accounting standards approved under the Corporations Act and its requirements about the preparation and contents of accounts; and

(b)	generally accepted accounting principles, policies, practices and procedures in Australia.

Affiliate means, in relation to a Shareholder:

(a)	a related body corporate of the Shareholder;

(b)	a company in which the Shareholder beneficially owns 50% or more of the issued shares;

(c)

a trust of which the Shareholder or a Shareholder or beneficiary of the Shareholder is the beneficiary and from which the Shareholder or a beneficiary of the Shareholder has received 50% or more of the distributions from that trust in the previous 3 years;

(d)	a trust of which a related body corporate of the Shareholder or other entity under common control of the Shareholder is the responsible entity, trustee, manager or investment adviser of the trust;

(e)	a limited partnership whose general partner is a related body corporate of the Shareholder;

(f)	a general partnership all of whose general partners are related bodies corporate of the Shareholder;

(g)	if the Shareholder is a limited partnership, general partnership or a trust, a custodian of an asset or assets of the limited partnership, general partnership or trust; or

(h)	if the Shareholder is an individual, the spouse, former spouse, mother, father, brother, sister or child over the age of 18 years of the Shareholder.

Associate has the meaning given to that term in the Corporations Act.

Board means the board of directors of the Company as constituted from time to time.

Board Meeting means a meeting of the Board (or any committee of the Board) convened and held in accordance with this agreement and the Company’s constitution.

Board Threshold means $100,000 or such other amount as approved by a Shareholders Special Resolution.

Business means the business described in the Initial Business Plan and any other activity carried on by the Company from time to time.

Business Day means any day that is not a Saturday, Sunday, gazetted public holiday or bank holiday in Western Australia, Australia and concludes at 5 pm on that day;

Business Hours means from 9 am to 5 pm on a Business Day.

Business Plan means the current year program from time to time for carrying on the Business during the current Financial Year (and the next Financial Years), comprising:

(a)	a business plan including the proposed or projected:

( )	agreed activities of the Business;

(ii)	marketing plans;

(iii)	sales targets;

(iv)	profit and loss statement, profitability, cash flow statements and balance sheet;

(v)	capital expenditure;

(vi)	financing plans including proposed debt and equity funding;

(vii)	staffing requirements; and

(viii)	research and development plans,

during the period; and

(b)	a budget estimating the income and expenses of the Business during the period.

CEO means the chief executive officer of the Company from time to time.

Change in Control means, in relation to a Shareholder, that the person who Controls the Shareholder when that person first becomes a Shareholder stops having Control.

Confidential Information means any of the following that is not in the public domain:

(a)	information relating to a Transaction Document or any transaction contemplated by a Transaction Document;

(b)

all databases, source codes, methodologies, manuals, artwork, advertising manuals, trade secrets and all financial, accounting, marketing and technical information, customer and supplier lists, know-how, technology, operating procedures and other information, used by or relating to the Group and its transactions and affairs;

(c)	all notes and reports incorporating or derived from the material referred to in paragraphs (a) or (b); and

(d)	all copies of the material referred to in paragraphs (a) to (c).

Consortium means the consortium constituted by this Agreement, with the parties to this Agreement and any new parties that enter the consortium by acceding to this Agreement from time to time.

Control means:

(a)	in relation to a company by a person:

(i)	the person determines the composition of the board of directors of the company;

(ii)	the board of directors of the company is accustomed to act in accordance with the instructions, directions or wishes of the person; or

(iii)	the person holds or owns (alone or with its Associates or related bodies corporate):

(A)	the majority of the issued shares of the company;

(B)	the majority of the issued shares of the ultimate holding company of the company; or

(C)	the majority of any securities or other rights granted by the company entitling holders to distributions based on the profits, earnings or net liquidation proceeds of the company; and

(b)	in relation to a trust by a person:

(i)	the person is the sole trustee of the trust;

(ii)	the composition of the board of directors of any trustee company of the trust is determined by the person;

(iii)	the board of directors of any trustee company of the trust is accustomed to act in accordance with the instructions, directions or wishes of the person; or

(iv)	the person holds or owns (alone or with its Associates or related bodies corporate):

(A)	the majority of the issued shares of any trustee company of the trust;

(B)	the majority of the issued shares of the ultimate holding company of any trustee company of the trust; or

(C)	the majority of the units, securities or other rights granted by the trust entitling holders to distributions from the trust.

Corporations Act means the Corporations Act 2001 (Cth).

Directors Special Resolution means a resolution of Directors carried by a majority including at least one Security Matters Director and one WA Mint Director.

Deadlock means an event referred to in clause 25.1.

Deed of Accession means a deed of accession in the form of Schedule 7.

Director means a director of the Company from time to time.

EBITDA means Earnings Before Interest, Tax, Depreciation, and Amortization as calculated under Australian GAAP or A-IFRS (whichever is used by the Company at the time of calculation).

Encumber means to a mortgage, pledge, charge, grant a security interest over, assign as security or otherwise encumber.

Encumbrance includes any mortgage, charge, pledge, lien, encumbrance, assignment, security interest, title retention, preferential right, trust arrangement, contractual right of set-off or any other security agreement or arrangement in favour of any person by way of security for the payment of a debt or any other monetary obligation.

Equity Proportion in relation to a Shareholder, means a fraction, (expressed as a percentage) the numerator of which is the total number of Shares held by the Shareholder and the denominator of which is the total number of Shares (including the Shares held by that Shareholder):

(a)	on issue; or

(b)	where the reference requires something to be apportioned between a number of Shareholders, held by those Shareholders.

Equity Securities means Shares and any preference shares, options, convertible notes, warrants or other securities convertible into Shares.

Excluded	Issue means:

(a)	an issue of Shares in an IPO;

(b)	an issue of Shares under a Reorganisation Event;

(c)	an issue of Equity Securities approved by Shareholders Unanimous Decision;

(d)

an issue of Shares or options exercisable into Shares pursuant to an employee share plan, employee share option scheme or employee share purchase scheme where the plan or scheme rules and each issue or grant under them is approved by the Board as a Unanimous Directors Resolution; or

(e)	an issue of Shares on conversion of convertible securities where the convertible securities were earlier issued in accordance with this agreement.

Event	of Default means any of the events set out in clause 23.1.

Financial	Year means the 12 months from 1 July to 30 June, or other dates agreed by the Board.

Group	means the Company and its Subsidiaries from time to time.

In-Kind Contributions means the in-kind contributions to be provided by each of Security Matters and W.A. Mint in accordance with the Initial Business Plan (as may be varied from time to time).

Initial	Business Plan means the Business Plan adopted by the Company in accordance with clause 9.1.

Insolvency	Event means, in relation to a person:

(a)	a receiver, receiver and manager, administrator, trustee or similar official is appointed over any of the assets or undertaking of the person;

(b)	the person suspends payment of its debts generally;

(c)	the person is or becomes unable to pay its debts when they are due or is unable to pay its debts within the meaning of the Corporations Act;

(d)	the person enters into or resolves to enter into any arrangement, competition or compromise with, or assignment for the benefit of, its creditors or any class of them;

(e)

an application or order is made for the winding up or dissolution of, or the appointment of a provisional liquidator, to the person or a resolution is passed or steps are taken to pass a resolution for the winding up or dissolution of the person otherwise than for the purpose of an amalgamation or reconstruction which has the prior consent of all Shareholders; or

(f)	an administrator is appointed under the Corporations Act.

IPO means an initial public offering of Shares made under a prospectus or similar offer document stating that the Company has or will apply, in conjunction with the offering, for quotation of the Shares on a stock exchange.

Offer means the Security Matters Offer for Gold Marking System, dated 6 April 2020, a copy of which is attached as Annexure A.

Relevant Interest has the meaning given to that term in the Corporations Act. Reorganisation Event means:

(a)	a bonus issue of Shares;

(b)	a sub-division or consolidation of Shares; or

(c)	any other reorganisation or reconstruction of the Share Capital where the Company does not pay or receive cash.

Shareholder means a person that holds Shares and is a party to this agreement.

Share Capital means all of the Shares on issue.

Shares means ordinary shares in the capital of the Company.

Shareholders Special Resolution means a resolution carried by a majority including Security Matters and WA Mint.

Shareholders Unanimous Decision means a vote, resolution or consent passed or given by all Shareholders.

Subsidiary means each subsidiary of the Company from time to time. Transaction Document means each of:

(a)	this agreement;

(b)	the Company’s constitution;

(c)	any other agreements between Shareholders and the Company; and

(d)	any other document that the parties agree is transaction document.

Transfer means to sell, assign, transfer, conveyor otherwise dispose of a legal or beneficial interest.

Unanimous Decision means:

(a)	in respect of a decision made by the Directors:

(i)	a resolution passed by all Directors present at the relevant meeting of Directors who may vote on the resolution; or

(ii)	a written circular resolution signed by all Directors.

(b)	the Shareholders, a resolution that is passed by an affirmative vote of all of the Shareholders present and entitled to vote on the resolution.

1.2	Interpretation

In this agreement, unless the context clearly indicates otherwise:

(a)

a reference to this agreement or another document means this agreement or that other document and any document which varies, supplements, replaces, assigns or novates this agreement or that other document;

(b)

a reference to legislation or a legislative provision includes any statutory modification or substitution of that legislation or legislative provision and any subordinate legislation issued under that legislation or legislative provision;

(c)

a reference to a body or authority which ceases to exist is a reference to either a body or authority that the parties agree to substitute for the named body or authority or, failing agreement, to a body or authority having substantially the same objects as the named body or authority;

(d)	a reference to the introduction, a clause or schedule is a reference to the introduction, a clause or a schedule to or of this agreement;

(e)	clause headings and the table of contents are inserted for convenience only and do not form part of this agreement;

(f)	the introduction and schedules form part of this agreement;

(g)	a reference to a person includes a natural person, corporation, statutory corporation, partnership, the Crown or any other organisation or legal entity;

(h)	a reference to a natural person includes their personal representatives, successors and permitted assigns;

(i)	a reference to a corporation includes its successors and permitted assigns;

(j)	related or subsidiary in respect of a corporation has the same meaning given to that term in the Corporations Act;

(k)	a reference to a right or obligation of a party is a reference to a right or obligation of that party under this agreement;

(l)	an obligation or warranty on the part of 2 or more persons binds them jointly and severally and an obligation or warranty in favour of 2 or more persons benefits them jointly and severally;

(m)	a requirement to do anything includes a requirement to cause that thing to be done and a requirement not to do anything includes a requirement to prevent that thing being done;

(n)	including and includes are not words of limitation;

(e)	the words at any time mean at any time and from time to time;

(f)	a reference to a time is to that time in Western Australia, Australia;

(g)	a word that is derived from a defined word has a corresponding meaning;

(h)	monetary amounts are expressed in Australian dollars;

(i)	the singular includes the plural and vice-versa;

(j)	words importing one gender include all other genders;

(k)	a reference to a thing includes each part of that thing;

(l)	a reference to the Company includes any Subsidiary from time to time and the rights and obligations of the parties apply to any Subsidiary; and

(m)	fractions of Equity Securities are rounded down to the nearest whole number when calculating the number of Equity Securities issued or transferred.

1.3	Construction

Neither this agreement nor any part of it is to be construed against a party on the basis that the party or its lawyers were responsible for its drafting.

2.	Company’s objectives

The objectives of the Company are to:

(a)	carry on the Business;

(b)	develop and expand the Business in accordance with the Business Plan; and

(c)	maximise the value of the Company.

3.	Shareholders’ relationship

3.1	Shareholder not liable for another party

Each Shareholder is responsible for its obligations under this agreement and is not liable for any obligation of another party, including the obligations of another Shareholder.

3.2	Relationship between Shareholders

Except where this agreement expressly states otherwise, this agreement does not create any relationship between the Shareholders under which a Shareholder:

(a)	is liable for the acts or omissions of another Shareholder; or

(b)	must share profits.

3.3	Authority of Shareholders

A Shareholder:

(a)	must not hold itself out as a partner of, or principal or agent or trustee of another Shareholder; and

(b)	except where this agreement expressly states otherwise, does not have authority to act for, or to create or assume any responsibility or obligation on behalf of another Shareholder.

3.4	Shareholders must act in good faith

Each Shareholder must act in good faith when dealing with the other parties and otherwise act reasonably in all matters relating to the Company and any Transaction Document.

4.	Shareholder obligations

Each Shareholder must:

(a)	comply with this agreement;

(b)

exercise its voting rights and other rights as a Shareholder (as far as it can by exercising those rights) to give full effect to this agreement (including the objectives in clause 2) and the rights and obligations of the parties under this agreement; and

(c)

ensure any Director appointed by it from time to time (subject to the Director’s fiduciary duties to the Company) exercises their voting rights and other powers (as far as they can by exercising those rights and powers) to give full effect to this agreement (including the objectives in clause 2) and the rights and obligations of the parties under this agreement.

5.	Board composition and proceedings

5.1	Board composition

Each Shareholder must exercise its rights as a Shareholder to ensure the Board is composed, and its meetings are conducted, in accordance with Schedule 2.

5.2	Directors’ fees and expenses

Directors are not entitled to remuneration from the Company in their capacity as directors, other than in accordance with a contract of employment or other written agreement with the Company.

5.3	Company secretary

The company secretary is to be appointed by the Board from time to time.

5.4	Directors and officers’ insurance

The Company must enter into a Director’s Protection Deed for the benefit of each director appointed to the Board and the Board will determine the appropriate insurance to be put in place for the benefit of directors. The Board will consult with an insurance broker to obtain advice on insurance.

6.	Management of the Company

Subject to clause 7, each Shareholder must exercise its rights as a Shareholder to ensure:

(a)	management of the Company is vested in the Board;

(b)	the CEO has the power and authority to manage the Company as delegated by the Board from time to time;

(c)	subject to the discretion of the Board, the CEO is responsible for:

(i)	the day-to-day management the Company and conduct of the Business in compliance with the Business Plan;

(ii)	the general administration of the Company;

(iii)	the implementation of, and compliance with, the Business Plan; and

(iv)	giving the Board full information about the activities of the Company,

subject to the Board’s supervision, lawful direction or delegation in accordance with this agreement.

7.	Decisions

7.1	Directors Special Resolutions

The Company may only do, or commit to do, the things listed in Schedule 3 by Directors Special Resolution.

7.2	Shareholders Special Resolutions

The Company may only do, or commit to do, the things listed in Schedule 4 by Shareholders Special Resolution.

7.3	Other consents required

Clauses 7.1 and 7.2 are without prejudice to any other consent or approval required under the Corporations Act or the Company’s constitution.

8.	Things the Company must do

8.1	Company’s obligation

The Company must do, or cause to be done, each thing listed in Schedule 6.

8.2	Shareholders’ obligations

Each Shareholder must do all it can to ensure the Company does, or causes to be done, each thing listed in Schedule 6.

9.	Business plan

9.1	Initial Business Plan

The Initial Business Plan is to be based on the Offer, and updated within 90 days of execution of this Agreement.

9.2	Current Business Plan

Each Shareholder must exercise its rights as a Shareholder to ensure the Company carries on the Business in accordance with the Business Plan.

9.3	New Business Plans

Each Shareholder must exercise its rights as a Shareholder to ensure:

(a)	at least two months before the beginning of each Financial Year, the CEO submits to the Board a draft Business Plan for the next two Financial Years; and

(b)	the Board considers the draft Business Plan and approves a Business Plan before the star of the next Financial Year.

9.4	Previous Business Plans

Each Shareholder must exercise its rights as a Shareholder to ensure:

(a)	if a new Business Plan is adopted, the existing Business Plan does not have effect and the new Business Plan has effect; and

(b)

if a new Business Plan is not adopted in accordance with clause 9.3, the existing Business Plan shall continue to apply to the Business on an ongoing basis until a new Business Plan is adopted in accordance with clause 9.3.

10.	Financial and other reporting

10.1	Reports and information

The Company must give each Director and Shareholder with a Relevant Interest (together with their Associates above 10%), the financial reports and information listed in Schedule 5 at the times specified in Schedule 5.

10.2	Confidentiality

Any reports or information given by the Company under clause 10.1 are given subject to clause 28.

11.	Accounts and records

11.1	Keeping records and accounts

The Company must ensure that its records and accounting books are:

(a)	kept in accordance with the Corporations Act; and

(b)	reflect the Accounting Standards consistently applied.

11.2	Access

Subject to clause 28, each Shareholder and any accountant, agent, adviser, consultant or employee of each Shareholder has a right to access during Business Hours to the books, accounts and financial records of the Company and the facilities of the Company to audit or value the Company or for any other reasonable purpose. The Shareholder must pay any cost incurred in connection with any audit or valuation of the Company.

11.3	Notice requesting access

Any person seeking access under clause 11.2 must give the Company notice requesting access at least two Business Days before the date on which access is sought.

11.4	Copying of books and records

Any person referred to in clause 11.2 may copy anything it has access to, using the Company’s facilities.

11.5	Confidentiality

A Shareholder may only disclose information to which it has access, or any copy of that information, in accordance with clause 28.

11.6	Disclosure of information by directors

Subject to clause 28, each Director may disclose any information (including Confidential Information) about the affairs, finances and accounts of the Group that comes into the Director’s possession from time to time to the Shareholder that appointed the Director.

12.	Class B Shares

The Company may elect to issue Class B Shares from time to time by Directors Special Resolution on the terms set out in Schedule 9.

13.	Dividend policy

13.1	Dividend policy

The dividend policy of the Company must be determined from time to time by the Board by Directors Special Resolution having regard to the Business Plan, subject at all times to the Company maintaining working capital necessary to conduct its business, including in accordance with any Business Plan.

14.	Funding

14.1	In-Kind Contributions

The Shareholders acknowledge and agree that neither of WA Mint or Security Matters are required to provide any funding to the Company whatsoever and that any investment by any of them in the Company from time to time will be by way of In-Kind Contributions.

14.2	Initial In-Kind Contributions and working capital

The Shareholders acknowledge and agree that:

(a)	they each will make an initial In-Kind Contribution in return for which they will receive the Share Capital set out in Schedule 1; and

(b)	third party equity investors will contribute the initial working capital of $1,000,000 which will fund R&D, development capital and other expenses in accordance with the Business Plan.

14.3	No obligation

No Shareholder has an obligation to further provide funding to the Company beyond the obligation set out in clause 14.2, however each Shareholder acknowledges that a failure to provide funding will result in a dilution of their equity.

14.4	Further funding

(a)

Any funds for the continuation, development or expansion of the Group’s operations are to be funded, as a first preference where available, by a bank overdraft facility or other similar and acceptable commercial borrowing facility to be obtained by the Group unless the Board otherwise determines.

(b)	The Group may grant Encumbrances to secure any finance facility or accommodation.

15.	Issue of Equity Securities

15.1	Issue of Equity Securities

No Equity Securities will be issued other than in accordance with this clause 15.

15.2	No obligation to subscribe for Equity Securities

A Shareholder does not have to subscribe for Equity Securities under clause 15.

15.3	Procedure for issue of Equity Securities

If the Board resolves to issue any Equity Securities, the Equity Securities must be offered to existing Shareholders in accordance with clause 15, except if the issue is an Excluded Issue.

15.4	Equity Offer

The Board must offer each Shareholder the same number of Equity Securities calculated in accordance with the following formula (Offer):

N = (A x B)/C

where:

N = the number of Equity Securities to be offered for subscription to the Shareholder.

A = the total number of Equity Securities proposed to be issued.

B = the number of Equity Securities held by the Shareholder on the date of the Offer.

C = the total number of Equity Securities on the date of the Offer.

15.5	Subscription Notice

The Board must make give each Shareholder notice stating:

(a)	the total number of Equity Securities available for subscription;

(b)	the number of Equity Securities being offered to each Shareholder;

(c)	the type of Equity Securities being offered;

(d)	the term of issue of the Equity Securities; and

(e)	the issue date for the Equity Securities.

15.6	Response to Offer

Within 15 Business Days after receiving the Offer, each Shareholder must give notice to the Board stating:

(a)	whether it accepts all or a specified number of Equity Securities contained in its Offer or rejects in full its Offer; and/or

(b)	that it offers to subscribe for a specified number of those Equity Securities not subscribed for by other Shareholders under their Offers.

15.7	Failure to respond

If a Shareholder does not give notice to the Board within the period specified in clause 15.6 of its acceptance or rejection of its Offer, the Shareholder is taken to have rejected its Offer.

15.8	Disposal to other Shareholders

If any Equity Securities are not taken up under the Offers, the Board may allot those Equity Securities to any Shareholders that have offered to subscribe for more Equity Securities under clause 15.6 (and, if there is competition between them, on a pro rata basis to their acceptances under clause 15.6).

16.	Transferring Equity Securities

16.1	Procedure

A Shareholder may only Transfer Equity Securities in accordance with clause 16.2, except if the other Shareholders consent to the Transfer and except as provided for in clauses 17, 18 and 23.

16.2	Transfer Notice

If a Shareholder wants to Transfer Equity Securities, the Shareholder (Seller) must give the other Shareholders (Offerees) notice (Transfer Notice) stating:

(a)	the number and class or classes of Equity Securities proposed to be Transferred (Sale Securities);

(b)

the number of Equity Securities being offered to each Offeree (to be calculated pro rata in accordance with the number of Shares each Offeree holds proportionate to the number of Shares held by all Offerees);

(c)	the cash price per Sale Security (Specified Price);

(d)	the name of the transferee (if known); and

(e)	any other terms of the sale of the Sale Securities.

The Transfer Notice is deemed to be an offer to sell the Sale Securities to the Offerees on the same terms as the Seller proposes to sell to any transferee.

16.3	Response to Transfer Notice

Within 20 Business Days after receiving a Transfer Notice (Offer Period), the Offerees must give the Seller notice stating:

(a)	whether it accepts or rejects in full the offer made in the Transfer Notice; and

(b)	if it wants to purchase a greater number of Equity Securities than the number offered to it in the Transfer Notice and the number that it wishes to purchase.

The Offerees must give the Board a copy of its notice to the Seller.

16.4	Purchase of other Shareholders Sale Securities

If any Sale Securities are not taken up by Shareholders under the Transfer Notice, the Seller must offer those Sale Securities to any Shareholders that have offered to purchase a greater number of Equity Securities under clause 16.3 in accordance with the number that the Shareholder has indicated it wishes to purchase (and if there is a shortfall, on a pro rata basis to their acceptances under clause 16.3(b)).

16.5	If other Shareholders agree to buy Sale Securities

If an Offeree accepts the offer made in the Transfer Notice, the sale of the Sale Securities (including any additional Sale Securities to be transferred in accordance with clause 16.4) must be completed at 10.00am on the tenth Business Day after the end of the Offer Period, when the Offeree must buy and the Seller must sell the Sale Securities at the Specified Price.

16.6	If other Shareholder does not agree to buy Sale Securities

If the Offeree does not accept the offer made in the Transfer Notice, the Seller may sell the Sale Securities to a third party, subject to clause 17 (if applicable):

(a)	within 60 Business Days after giving the Transfer Notice to the Offeree;

(b)	at a price per Sale Security not less than the Specified Price; and

(c)	on terms no more favourable than those offered to the Offeree.

However, the Seller must be able to demonstrate to the reasonable satisfaction of the Offeree that the third party has the management, technical and financial capacity to perform its obligations under this agreement and in relation to the operation of the Company.

16.7	Completion of sale

At completion of the sale of any Equity Securities under clause 16, 17 or 18:

(a)	each buyer of Equity Securities must pay each seller of Equity Securities for the Equity Securities it has agreed to buy; and

(b)	each seller of Equity Securities must Transfer title to the Equity Securities it has agreed to sell to the buyer free from all Encumbrances.

16.8	No revocation

A Transfer Notice or a Sale Notice cannot be revoked or withdrawn after it is given by a Shareholder, except if the other Shareholders consent.

16.9	Permitted Transfers

Clauses 16 (except clauses 16.9 and 16.10), 17 and 18 does not apply to:

(a)	a Transfer of Equity Securities by a Shareholder to an Affiliate of the Shareholder; or

(b)	a Transfer of Equity Securities from an Affiliate of a Shareholder to another Affiliate of the Shareholder.

16.10	Affiliate no longer an Affiliate

If a Shareholder undertakes a Transfer to an Affiliate of the Shareholder under clause 16.9 and:

(a)	as a result of any event, the Affiliate is or will be no longer an Affiliate of the Shareholder; or

(b)	the Affiliate is a Defaulting Party under clause 23.2,

the Affiliate and the Shareholder must immediately take all action necessary to Transfer all Equity Securities held by the Affiliate to the Shareholder or another Affiliate of the Shareholder in accordance with this agreement. The rights attaching to each Equity Security held by the Affiliate are suspended until the Equity Security has been transferred under this clause.

17.	Tag Along

17.1	Tag along or last right of refusal

If a Shareholder (Selling Shareholder) wants to sell the Sale Securities to a third party under clause 16.6, the Seller must give all other Shareholders notice stating the terms of the proposed sale (Sale Notice). Within 10 Business Days after receiving the Sale Notice, the other Shareholders (Offerees) may give the Selling Shareholder notice that it wants to sell some or all of their Equity Securities on the same terms set out in the Sale Notice (Tag Along Notice).

17.2	If Offeree gives Tag Along Notice

If an Offeree gives the Seller a Tag Along Notice, the Seller may only sell Sale Securities if all Equity Securities specified in the Tag Along Notice are sold:

(a)	at the Specified Price and on the same terms that the Sale Securities are sold; and

(b)	at the same time the Sale Securities are sold.

18.	Drag Along

18.1	Drag Along Option

Where a Shareholder or Shareholders (in the balance of this clause referred to as the Seller) wishes to dispose of all of its Shares (Drag Transfer Shares) to a that wishes to acquire 100% of the Shares in the Company (Third Party), and the Drag Transfer Shares being offered comprise 75% or more of the aggregate number of Shares on issue at that time, then:

(a)	notwithstanding clause 16, the Seller is entitled to dispose of its Drag Transfer Shares to the Third Party; and

(b)	the Seller will have the option to require all of the remaining Shareholders to transfer to the Third Party all of the Shares held by each of the remaining Shareholders,

in accordance with the provisions of this clause 18 (Drag Along Option).

18.2	Restrictions on Drag Along Option

The Drag Along Option is only available to the Seller provided that:

(a)	any agreement for the sale of Drag Transfer Shares must be in writing and on arm’s length commercial terms;

(b)

the agreement must be for the sale of all of the Shares held by all of the Shareholders on the same terms and at the same price per Share, except for any variance required by virtue of preference rights attaching to any Shares;

(c)

no collateral benefit may pass to any Shareholder in connection with or as a consequence of the sale of the Shares under such agreement, except pursuant to any bona fide contract of employment that a Shareholder or a director of a Shareholder may enter into with the Third Party; and

(d)	WA Mint or Security Matters (being the founding Shareholders) must consent in writing.

18.3	Drag Along Notice

The Seller may exercise its Drag Along Option by serving a notice in writing (Drag Along Notice) on the Company and each of the remaining Shareholders specifying:

(a) that the Seller is exercising its Drag Along Option;

(b)	the price per Share at which the Third Party has offered to purchase the Drag Transfer Shares (Drag Price); and

(c)	the terms and conditions attached to the offer from the Third Party.

18.4	Exercise of the Drag Along Option

Each of the remaining Shareholders must sell all their Shares to the Third Party at the price per Share set out in the Drag Along Notice and on the other terms set out in the Drag Along Notice.

18.5	Completion

The transfer of each of the remaining Shareholders’ Shares under clause 18.4 must take place on the dates specified in the Drag Along Notice or, in the case of any of the remaining Shareholders, such other date as agreed by that remaining Shareholder, the Seller and the Third Party.

Prior to transfer under clause 18.4, each remaining Shareholder must execute and deliver all Share transfers necessary to transfer the Shareholder’s Shares.

19.	Encumbering Equity Securities

A Shareholder must not Encumber any of its Equity Securities except if the other Shareholders consent.

20.	Deed of accession

20.1	If Equity Securities are issued

The Board must not allot or issue Equity Securities to a person that is not a Shareholder until the proposed allottee has executed, and delivered to the Company, a Deed of Accession. This clause does not apply to an Excluded Issue by way of an IPO.

20.2	If Equity Securities are transferred

A Transfer of Equity Securities to a person that is not a Shareholder is of no effect unless and until the proposed transferee has executed, and delivered to the Company, a Deed of Accession.

20.3	Competitors

(a)

Notwithstanding any other provision of this agreement, if an allotment, issue or transfer of Equity Securities is to be made to a party that Security Matters believes operates a competitive business to it, it may veto that allotment, issue or transfer, not to be unreasonably withheld, delayed or denied.

(b)

Notwithstanding any other provision of this agreement, if an allotment, issue or transfer of Equity Securities is to be made to a party that WA Mint believes operates a competitive business to it, it may veto that allotment, issue or transfer, not to be unreasonably withheld, delayed or denied.

21.	Sale of share capital

21.1	Third party offer

If at any time the Company or a Shareholder receives an offer from a bona fide buyer for the Share Capital (Offeror), it must give the other parties notice on behalf of the Offeror (Offer Notice) stating:

(a)	the proposed purchase price for the Share Capital (Purchase Price);

(b)	the proposed settlement date (Settlement Date);

(c)	the name of the Offeror; and

(d)	any other terms of the offer.

21.2	Waiver of Transfer Notice Requirement

If the Shareholders agree by Shareholders Unanimous Decision to accept the offer in the Offer Notice, a Shareholder will not be required to give a Transfer Notice in accordance with clause 16.

21.3	Settlement

On the Settlement Date:

(a)	each Shareholder must give the Offeror:

(i)	duly executed transfers for its Shares in favour of the Offeror; and

(ii)	any certificates for those Shares;

(b)	all Shares must be free from Encumbrances;

(c)	the Board receives on behalf of the Shareholders the Purchase Price from the Offeror; and

(d)	the Board must account to the Shareholders for the Purchase Price on the same basis as equity ownership.

22.	Liquidation event

22.1	Board to consider status of Consortium

The Board must consider an IPO, M&A transaction, other liquidity events and if necessary a winding up of the Consortium (Liquidity Decision) in accordance with clause 22.2 as soon as practicable after:

(a)	three years after the date of this agreement; and

(b)	if the Shareholders decide not to proceed with an IPO and other liquidity events under clause 22.1 at any time, the next anniversary of the date of this agreement) after the decision.

22.2	Appointment of Financial Adviser

When the Board must consider a Liquidity Decision under clause 22.1, the Board must consult with and if it sees fit appoint an investment bank or stockbroker of good standing (Financial Adviser) to act on behalf of the Company and the Shareholders to:

(a)	advise on the highest valuation of the Company that could be obtained;

(b)	advise on the amount of funds that could be raised through a Liquidity Decision (if relevant);

(c)	recommend to the Shareholders and the Company whether to proceed with the relevant decision; and

(d)	if the Shareholders decide to proceed with the Liquidity Decision (Liquidity Event), manage the preparation for the Liquidity Event.

22.3	Shareholders to decide

When the Board receives a recommendation from the Financial Adviser under clause 22.2, the Board must promptly call a meeting of Shareholders to decide whether to proceed with the Liquidity Event. The decision must be made by a Shareholders Special Resolution.

22.4	Parties to cooperate on a liquidity event

If the Shareholders decide to proceed with a Liquidity Event, the parties must cooperate and do anything reasonably required to prepare for, and undertake, the Liquidity Event, including giving information and passing resolutions of Shareholders and the Board.

22.5	Winding up

If the Shareholders determine that the Liquidity Event should be a winding of the Consortium, the parties agree to work together on a suitable disengagement plan.

23.	Default

23.1	Events of default

An event of default occurs in relation to a Shareholder if:

(a)	the Shareholder breaches a material term of this agreement and:

(i)	does not remedy that breach within 30 days after receiving notice from another party requesting the breach be remedied; or

(ii)	the breach is incapable of being remedied;

(b)	an Insolvency Event occurs in relation to the Shareholder;

(c)	a Change of Control occurs in relation to the Shareholder without the other Shareholders first consenting (such consent not to be unreasonably withheld);

(d)	the Shareholder is prohibited from being a Shareholder by a change in any law;

(e)	the Shareholder Transfers or purports to Transfer any of its Equity Securities in breach of the Company’s constitution or this agreement; and

(f)

where the Shareholder or its Affiliate was formerly an employee or consultant of the Company and that Shareholder or its Affiliate ceases to be an employee or consultant of the Company, dies or becomes permanently or totally incapacitated.

23.2	Consequence of default

If an Event of Default occurs in relation to a Shareholder (Defaulting Party), at the election of another party by giving notice to all parties:

(a)	the rights attaching to the Defaulting Party’s Equity Securities are suspended until:

(i)	the default is remedied (and, if the default is not capable of remedy, are suspended indefinitely); or

(ii)	the Equity Securities are transferred to a person who is not a Defaulting Party; and

(b)

the Defaulting Party is taken to have given a Transfer Notice under clause 16.2 on the date when the Event of Default occurred, for all its Equity Securities at a cash price per Equity Security determined in accordance with clause 23.3.

23.3	Independent valuation

If a party gives notice under clause 23.2 so that the Defaulting Party is taken to have delivered a Transfer Notice, the Board must:

(a)	comply with Schedule 8 and obtain an independent valuation of the Defaulting Party’s Equity Securities within 25 Business Days after receiving notice; and

(b)	immediately give a copy of the independent valuation to the Defaulting Party and the other Shareholders when the Board receives it.

23.4	Procedure for Transfer

Clauses 16.2 to 16.8 (inclusive) (except clause 16.2) apply mutatis mutandis to any transfer of Equity Securities under clause 23.2. However, those clauses are suspended until an independent valuation of the Defaulting Party’s Equity Securities is obtained under clause 23.3.

23.5	Notice to Sell

If an Event of Default occurs in relation to a Shareholder (Defaulting Party), the other Shareholders (Non-Defaulting Party) may give notice (Default Notice) to the Defaulting Party and the Board requiring the Board to call a Shareholders’ meeting (Default Meeting) to auction the Defaulting Party’s Equity Securities. The Default Meeting must be held between 15 and 25 Business Days after the date of the Default Notice.

23.6	Each Shareholder must offer to buy other Shareholder’s Equity Securities

At the Default Meeting, each Shareholder may irrevocably and unconditionally offer to buy all the Equity Securities of the other Shareholders, at a specified cash price (Default Bid Price), free from Encumbrances.

23.7	Non-Defaulting Party must decide to buy or sell

If the Default Bid Price specified by the Non-Defaulting Party is:

(a)	higher than the Default Bid Price specified by the Defaulting Party, the Non-Defaulting Party must:

(i)	buy all the Defaulting Party’s Equity Securities; or

(ii)	sell all its Equity Securities to the Defaulting Party,

at the lowest Default Bid Price; and

(b)	lower than or equal to the Default Bid Price specified by the Defaulting Party, the Non-Defaulting Party must:

(i)	buy all the Defaulting Party’s Equity Securities; or

(ii)	sell all its Equity Securities to the Defaulting Party,

at the highest Default Bid Price.

23.8	Notice of decision

The Non-Defaulting Party must give the Defaulting Party and Board notice of its decision whether to buy or sell Equity Securities under clause 23.4 within 2 Business Days after the Default Meeting.

23.9	Completion of sale of Equity Securities

Completion of any sale of Equity Securities under this clause 23 must take place at 10.00am on the seventh Business Day after the Default Meeting. At that time:

(a)	the selling Shareholder must give the buying Shareholder:

(i)	duly executed transfers for the Equity Securities in favour of the buying Shareholder; and

(ii)	any certificates for the Equity Securities

(b)	the Equity Securities must be free from Encumbrances; and

(c)	the buying Shareholder must pay the purchase price for the Equity Securities in cleared funds to the selling Shareholder.

23.10	Other remedies

Clause 23 is in addition to and not the exclusion of any other rights or remedies that the other parties may have against a Defaulting Party.

24.	Resolution of disputes

24.1	Procedure for Resolving Disputes

(a)

Any dispute arising out of or in connection with this agreement, including any Deadlock, question regarding its existence, validity or termination (Dispute) must be resolved in accordance with the procedure set out in this clause 24.1.

(b)	Nothing in this clause 24 will prevent a party commencing court proceedings for the purposes of seeking urgent injunctive or similar interim relief from a court.

(c)	The sequence to resolve a Dispute is as follows:

(i)	(negotiation) First, the Dispute will be resolved by negotiation in accordance with clause 24.2.

(ii)

(court) Second, if the Dispute remains unresolved (in whole or part) after the expiration period for negotiation referred to in clause 24.2, then a Party will be entitled to commence court proceedings.

(d)

Unless another Party fails to comply with any of the procedures set out in clause 24.2, and without prejudice to clause 24.1(b), a Party is not entitled to commence court proceedings in relation to a dispute unless and until the procedures set out in clause 24.2 are complied with according to the sequence in clause 24.1(c) .

(e)	Until a Dispute is finally agreed, determined, adjudicated or settled in accordance with the foregoing provisions of this clause 24.1, the status quo will remain in relation to such matter.

24.2	Negotiation

(a)

(Dispute notice): A Party may give a Dispute notice to the other Party(s) in accordance with clause 24.2(b) setting out the matters the subject of the Dispute. For the avoidance of doubt, a Deadlock Notice given under clause 25.2 is deemed to be a dispute notice for the purposes of this clause 24.2.

(b)

(requirements for Notice) A notice given under clause 24.2(a) must include or be accompanied by reasonable particulars of the matters the subject of the Dispute and contain the position (including reasons for that position) of the Shareholder who delivered the notice.

(c)

(Good faith negotiation) The parties involved in the Dispute must attempt to resolve the Dispute within 10 Business Days (or such shorter period as the Shareholders may agree in writing) from the date on which the Shareholder(s) receives a Dispute notice under clause 24.2(a).

(d)

(Representatives negotiations) If the Dispute has not been resolved within the specified time period set out in clause 24.2(c), then the parties must each appoint a representative with authority to negotiate in good faith (together, the Representatives) in an attempt to resolve the Dispute as soon as practicable and, in any event, within 5 Business Days.

(e)	(Representatives) The Representative appointed by:

(i)	Security Matters, is Haggai Alon; and

(ii)	WA Mint, is Richard Hayes.

(f)	(joint decision binding) The joint decision (if any) of the Representatives will be reduced to writing and will be contractually binding on the parties.

24.3	Costs

Each Party will bear their own costs (including legal costs) in relation to any good faith negotiations undertaken pursuant to clause 24.2(c) and any representatives negotiations undertaken pursuant to clause 24.2(d).

25.	Deadlock

25.1	When a deadlock arises

A deadlock arises if the Board disagrees on a material matter regarding the fundamental operation of the Company or the Business and cannot resolve the disagreement within 10 Business Days of the disagreement first arising.

25.2	Deadlock Notice

(a)

If the Shareholders are unable to reach agreement on any matter set out in clause 25.1, any Shareholder may send the other Shareholder a notice (Deadlock Notice) setting out the matter in dispute (Deadlock), its position and its reasons for adoption of such position.

(b)	The Deadlock Notice triggers the dispute resolution procedure set out in clause 24.

25.3	Actions Pending Resolution of Deadlock

Until the subject of a Deadlock Notice has been resolved in accordance with clause 24, the Shareholders must procure to the extent possible that the Company continue to operate the Business in the ordinary course and, to the extent possible, in accordance with the Business Plan.

26.	Warranties regarding capacity and status

Each party represents and warrants that each of the following statements is true and accurate at the date of this agreement:

(a)	if it is a corporate entity, it is validly existing under the laws of its place of incorporation;

(b)	it has the power to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement;

(c)	it has taken all necessary action to authorise its entry into and performance of this agreement and to car out the transactions contemplated by this agreement; and

(d)	its obligations under this agreement are valid and binding and enforceable against it in accordance with their terms.

27.	Trustees

Without limiting or affecting any other provision of this Agreement, or any other obligation of a party under this Agreement or any other Transaction Document, if a party is or becomes a trustee of a trust (whether or not that fact has not been disclosed to the other parties), it:

(a)	acknowledges that this agreement binds or (as the case may be) will bind it personally and in its capacity as trustee of each such trust; and

(b)	must cause any of its successors as trustee of any such trust to execute all documents which the other parties require to ensure that this Agreement binds that successor.

28.	Confidentiality and announcements

28.1	Confidentiality obligations

Each party must:

(a)	use the Confidential Information only for the purposes of the Business or to make decisions regarding its investment in the Company;

(b)	keep the Confidential Information confidential and not disclose it or allow it to be disclosed to a third party except:

(i)	with the prior written approval of each other party;

(ii)

to any officer, employee, consultant, adviser or related body corporate of a party to the extent to which they have a need to know and who are aware that the Confidential Information must be kept confidential;

(iii)	if required by law or by any stock exchange to disclose, in which case the party must immediately notify the other parties of the requirement;

(iv)	if the Confidential Information is in or enters the public domain for reasons other than a breach of this agreement; or

(v)	if the Confidential Information is disclosed to the party by a third party legally entitled to disclose that information and who is not under an obligation of confidentiality to the other parties; and

(c)	take or cause to be taken reasonable precautions necessary to maintain the confidentiality of the Confidential Information.

28.2	Announcements

Subject to clause 28.3, any announcement, press release or other communication of any kind relating to the negotiations of the parties or the subject matter or terms of this agreement must be agreed by the parties except if it must be made by law or order of any court, tribunal, authority or regulatory body (including a relevant stock exchange).

28.3	Exceptions

The obligations of confidentiality under this agreement do not extend to information that (whether before or after this agreement is executed):

(a)

is disclosed to a party to this agreement, but at the time of disclosure is rightfully known to or in the possession or control of the party and not subject to an obligation of confidentiality on the party;

(b)	is public knowledge (but not because of a breach of this agreement or any other obligation of confidence);

(c)	must be disclosed by law or order of any court, tribunal, authority or regulatory body or in connection with the enforcement of this agreement or by the rules of a stock exchange; or

(d)	subject to clause 28.4, a Shareholder discloses to an adviser of the Shareholder on a confidential basis.

28.4	Commercially sensitive information

Despite any other term of this agreement, a permitted disclosure under clause 28.3 must not include technical information in relation to the Company’s operations that the Company has informed a Shareholder in writing is commercially sensitive.

29.	Termination

29.1	Termination for all parties

Subject to clause 29.3, this agreement terminates automatically if:

(a)	all the parties agree;

(b)	the Company is wound up by court order;

(c)	if Shares offered in an IPO are allotted; or

(d)	an agreement to sell all of the issued share capital of the Company is completed.

29.2	Termination for a Shareholder

Subject to clause 29.3, this agreement terminates automatically for a Shareholder, if it stops holding, directly or indirectly, Shares. At that time the Shareholder has no further rights or obligations under this agreement (except under clauses 16, 17, 18 and 28).

29.3	Accrued rights

Termination of this agreement is without prejudice to any accrued rights of the parties.

30.	Paramountcy

The Shareholders acknowledge and agree that:

(a)	this agreement prevails over any inconsistent term, clause or statement in the Offer; and

(b)

this agreement prevails over any inconsistent clause in the Company’s constitution and the Shareholders must amend the Company’s constitution to remove the inconsistency as soon as they become aware of it.

31.	GST

31.1	Interpretation

In this clause 31, a word or expression defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) has the meaning given to it in that Act.

31.2	GST gross up

If a party makes a supply under or in connection with this agreement in respect of which GST is payable, the consideration for the supply but for the application of this clause (GST exclusive consideration) is increased by an amount equal to the GST exclusive consideration multiplied by the rate of GST prevailing at the time the supply is made.

31.3	Reimbursements

If a party must reimburse or indemnify another party for a loss, cost or expense, the amount to be reimbursed or indemnified is first reduced by any input tax credit the other party is entitled to for the loss, cost or expense, and then increased in accordance with clause 31.2.

31.4	Tax invoice

A party does not have to make a payment for a taxable supply made under or in connection with this agreement until it receives a tax invoice for the supply to which the payment relates.

32.	General provisions

32.1	Entire agreement

This agreement together with the Transaction Documents constitutes the entire agreement between the parties regarding the matters set out in it and supersedes any prior representations, understandings or arrangements made between the parties, whether orally or in writing.

32.2	Variation

This agreement may be amended by written resolution of Shareholders executed by Shareholders holding not less than 80% of all Shares on an as converted, fully diluted basis, provided in all instances that Security Matters and WA Mint must each approve any amendment.

32.3	Waiver

A right created by this agreement cannot be waived except in writing signed by the party entitled to that right. Delay by a party in exercising a right does not constitute a waiver of that right, nor will a waiver (either wholly or in part) by a party of a right operate as a subsequent waiver of the same right or of any other right of that party.

32.4	Further assurances

Each party must promptly execute all documents and do everything reasonably necessary or desirable to give full effect to the arrangements contained in this agreement.

32.5	Approvals and consents

Except where this agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this agreement.

32.6	Assignment

A party may only assign this agreement or a right under this agreement with the prior written consent of each other party.

32.7	Time for doing acts

(a)	If:

(i)	the time for doing any act or thing required to be done; or

(ii)	a notice period specified in this agreement,

expires on a day other than a Business Day, the time for doing that act or thing or the expiration of that notice period is extended until the following Business Day.

(b)	If any act or thing required to be done is done after 5 pm on the specified day, it is taken to have been done on the following Business Day.

32.8	Governing law and jurisdiction

(a)	The laws applicable in Western Australia govern this agreement.

(b)	The parties submit to the non-exclusive jurisdiction of the courts of Western Australia and any courts competent to hear appeals from those courts.

32.9	Severance

If any clause or part of any clause is in any way unenforceable, invalid or illegal, it is to be read down so as to be enforceable, valid and legal. If this is not possible, the clause (or where possible, the offending part) is to be severed from this agreement without affecting the enforceability, validity or legality of the remaining clauses (or parts of those clauses) which will continue in full force and effect.

32.10	Preservation of existing rights

The expiration or termination of this agreement does not affect any right that has accrued to a party before the expiration or termination date.

32.11	No merger

Any right or obligation of any party that is expressed to operate or have effect on or after the completion, expiration or termination of this agreement for any reason, will not merge on the occurrence of that event but will remain in full force and effect.

32.12	Relationship of parties

Unless otherwise stated:

(a)	nothing in this agreement creates a partnership, or the relationship of principal and agent, or employee and employer between the parties; and

(b)

no party has the authority to bind any other party by any representation, declaration or admission, or to make any contract or commitment on behalf of any other party or to pledge any other party’s credit.

32.13	Costs

Each party must pay its own costs of negotiating, preparing and executing a Transaction Document and any instrument or document executed to give effect to a Transaction Document.

32.14	Stamp Duty

Any stamp duty, duty or other tax of a similar nature (including fines, penalties and interest) in connection with this agreement and on any transaction contemplated by this agreement, must be paid by the Company.

32.15	Survival

Any indemnity or obligation of confidence under this agreement is independent and survives termination of this agreement. Any other term by its nature intended to survive termination of this agreement survives termination of this agreement.

32.16	Notices

Form

Any notice, demand, consent, approval, request or other communication (notice) to be given under this agreement must be in writing in the English language and must be given to the recipient at its address for service by being:

(a)	hand delivered;

(b)	sent by email transmission;

(c)	sent by prepaid ordinary mail within Australia; or

(d)	sent by prepaid Express Post International airmail to the address for service of the recipient party, if the address for service of the sender and the recipient are in different countries.

Time

A notice is given if:

(e)	hand delivered, on the date of delivery;

(f)	sent by email transmission during any Business Day, on the date that the sending party’s electronic equipment reported that the email had been delivered;

(g)	sent by prepaid ordinary mail within Australia, on the date that is 4 Business Days after the date of posting; or

(h)	sent by prepaid Express Post International airmail between countries, on the date that is 10 Business Days after the date of posting.

Initial service details

The addresses for service are initially as follows, however, each party may notify the other parties of their new address for service from time to time:

Security Matters:

Address: c/- K&L Gates, Level 25, 525 Collins Street, Melbourne

Electronic mail: haggai@securitymattersltd.com

Attention: Haggai Alon, CEO

WA Mint:

Address: 310 Hay Street, East Perth, Western Australia 6005

Electronic mail: risk@perthmint.com

Attention: Company Secretary

Company:

Address: 51B Marlow Street, Wembley, 6014

Electronic mail: zeren@securitymattersltd.com

Attention: Zeren Browne

32.1	Counterparts

This Agreement may be executed in any number of counterparts, each of which is an original. All of the counterparts together constitute the one document, as if the signatures on the counterparts were on a single copy of this Agreement. A party who has executed a counterpart of this Agreement may deliver it to, or exchange it with, another party by emailing a pdf (portable document format) copy of the entire executed counterpart to that other party at its address for service for electronic mail.

Schedule 1– Share Capital

(paragraph B of Introduction)

Shareholder	Shares	Percentage (fully diluted)
Security Matters Limited (ACN 626 192 998)	500,000	50%
W.A. Mint Pty. Ltd.	500,000	50%

TOTAL	1,000,000	100%

Schedule	2 – Board

1.	Board composition

(a)	During the term of this agreement, the Board of the Company will be not less than three and not more than seven. The initial board will be comprised as follows:

(i)	Security Matters may appoint up to two directors, being as at the date of this agreement Haggai Alon and Everardus Hofland (each, a Security Matters Director);

(ii)	Zeren Browne;

(iii)	WA Mint may appoint up to two directors, being as at the date of this agreement Richard Hayes and a further director to be nominated (each, a WA Mint Director); and

(iv)	Hugh Morgan, who will be the non-executive, independent Chair.

(b)	Each of Security Matters and WA Mint have the right to remove and replace the Directors they have appointed pursuant to paragraph 1 by providing written notice to the Company.

(c)	The Board may elect to appoint persons as board observers, however they will have no right to address any resolutions or to vote, other than as permitted by the Board.

(d)	Each Shareholder must give the Company notice of appointment or removal of a Director under this paragraph 1. Any appointment or removal takes effect when the notice is given to the Company.

(e)	A Director may appoint an alternate Director to act as a Director in his or her absence.

(f)	So long as a party holds 20% of the fully paid ordinary Shares, it has the power to appoint a director.

(g)	The Chairperson shall be determined by the Directors by Directors Special Resolution from time to time.

2.	Voting

At a Board Meeting:

(a)	each Director has one vote;

(b)	all decisions are decided by simple majority vote except those requiring a Directors Special Resolution; and

(c)	except for a decision requiring a Directors Special Resolution, the Chairperson will have a casting vote as well as any deliberative vote he or she may have.

3.	Quorum

(a)	The quorum for a Board Meeting is at least one Security Matters Director and one WA Mint Director.

(b)

If a quorum of Directors is not present within 30 minutes after the time appointed for the Board Meeting, the meeting is adjourned to the same time and place five Business Days later. At the reconvened meeting, a quorum is any two Directors.

(c)	Directors do not have to be physically present in the same place and may attend Board Meetings using any technology that allows each Director to hear proceedings and be heard by the other Directors.

4.	Frequency of Board Meetings

A Board Meeting must be held at least once every calendar quarter, except if the Shareholders agree otherwise.

5.	Time and location of Meetings

As far as practicable each Board Meeting must be held:

(a)	on the same day and week of each month; and

(b)	at the same location.

6.	Notice

Notice of each Board Meeting must be given to all Directors, five Business Days before the scheduled time of the Board Meeting, except if all Directors agree otherwise.

7.	Board papers

Each notice of a Board Meeting must include:

(a)	an agenda for the meeting:

(b)	a report from the CEO on the previous one month’s trading, including:

(i)

comments on revenues, margins, overheads, profits, cash flow, prospects and any major commercial issues affecting the current and future trading position of the Company and proposed actions to correct any adverse variances; and

(ii)	a profit and loss statement for the month and year to date relative to budget, consolidated finance report, consolidated balance sheet, major variations to budget, cash flow and forecasts; and

(c)	copies of all papers to be considered at the meeting.

8.	Resolutions at a Board Meeting

The Board may only resolve matters specifically referred to in the agenda for the meeting at a Board Meeting, except if all Directors (present or not, at the meeting) agree otherwise.

9.	Conflicted matters

Notwithstanding any other provision of this agreement that may be inconsistent or conflict with this provision, where a Director has or is deemed to have a conflict of interest in relation to any matter, the conflicted Director must declare such conflict at a board meeting in advance of any deliberation on the matter and otherwise comply with his or her obligations under the Corporations Act.

(a)	A Director may vote on a resolution on a matter involving a personal interest where that Director has disclosed his or her personal interest.

10.	Written resolutions

(a)	The Board may make a decision without convening a meeting or voting by all Directors sign a document or documents recording the decision.

(b)

All resolutions at a meeting of the Board must be decided by a simple majority (including one Security Matters Director and one WA Mint Director) unless a greater majority is required under the relevant Constitution or any applicable Law to which the Company is subject.

11.	Directors Remuneration

Subject to clause 5.2, any fees, costs and expenses paid to non-executive Directors are:

(a)	in the case of non-executive Directors’ fees:

(i)	subject to paragraphs 1 and 2 of Schedule 4, payable at the rate determined by the Board;

(ii)	payable by equal monthly instalments in arrears on the last Business Day of each month; and

(iii)	in the case of the Directors appointed by WA Mint, payable directly to WA Mint or as directed by WA Mint;

(b)	reviewed annually in accordance with the Consumer Price Index published from time to time by the Australian Bureau of Statistics; and

(c)

in the case of all reasonable expenses associated with or incidental to the discharge of their obligations as Directors or otherwise in connection with any business including travelling, hotel and other expenses, reimbursed to the non-executive Directors by the Company within 20 Business Days after the Company receives a statement of account for those expenses.

12.	Matters to go to Board

The following actions (in addition to any others specified in this agreement) must be approved by the Board, namely:

(a)	the adoption, implementation, variation or replacement of the annual Business Plan;

(b)

the incurring or agreement to incur any expenditure by the Group to expend amounts or to incur any liability (contingent or otherwise) whether on capital or expense items, and whether on one item or a series of related or interconnected or operationally inter-dependent items, where the expenditure or liability:

(i)	involves an amount in excess of the Board Threshold in a Financial Year; and

(ii)	is not provided for in the Business Plan for that Financial Year;

(c)	the borrowing or acceptance of financial accommodation (in whatever form, including finance leases) by the Group where:

(i)

the total of such borrowings or financial accommodation and any other borrowings or financial accommodation approved under this clause within the previous 12 month period exceeds the Board Threshold; and

(ii)	any such borrowings or financial accommodation are not provided for in the Business Plan for that Financial Year;

(d)	any issue of Shares or Equity Securities in the Company or any member of the Group;

(e)	the disposal, transfer, lease or acquisition (by any means including as a result of a Disposal by another person) of any asset of the Group which:

(i)	involves the payment (in kind or in cash) of an amount in excess of the Board Threshold; and

(ii)	is not provided for in the Business Plan for that Financial Year.

(f)	the creation, acquisition, disposal or transfer of any interest in a Subsidiary;

(g)	the grant, variation or termination of any Encumbrance over any assets of the Group or the giving of a guarantee or indemnity by the Group other than in the ordinary course of business;

(h)

the establishment, variation to the responsibilities or composition of, or disbanding of any committee of the Board, the delegation of any powers of the Board to any person, or the variation in terms of, or termination of any such delegation other than in accordance with this agreement;

(i)	except as specifically contemplated by this agreement, the entry into, variation or termination of any Related Party Contract or contracts of an unusual or long term nature;

(j)

the engagement, variation of the terms of engagement, or termination of the engagement of any person as an executive or consultant of the Company where the total remuneration, fees or benefits payable to the person would be $75,000 or more per year or $75,000 or more payable to the person on or following termination;

(k)	all salaries of personnel of the Company;

(l)	the establishment, variation or termination of an employee or executive incentive scheme for the benefit of, employees or officers of the Company;

(m)	any change of the financial or tax year of the Group;

(n)	a change to the registered office of the Company; and

(o)	the commencement of litigation or arbitration proceedings by the Group.

13.	Acting in Interests of Appointing Shareholder

The Directors appointed by a Shareholder under clause 1 may in performing any of their duties or exercising any power, right or discretion as a Director:

(a)	have regard to and represent the interests of that Shareholder;

(b)	act on the wishes of that Shareholder; and

(c)	disclose to that Shareholder any information obtained in his or her capacity as a Director.

Schedule 3 – Directors Special Resolutions

(clause 7)

1.	(Chairperson and senior management) Appoint or remove the chairperson of the Company, CEO, chief operating officer or chief financial officer or materially change their role or responsibilities.

2.	(Power to appoint directors of other corporation) Appoint or remove a director of a corporation that the Company may appoint or remove.

3.	(Acquisitions) Acquire securities in other entities having a value of $250,000 or less, except in accordance with the Business Plan.

4.	(Equity Securities) Issue or allot or grant any right to issue or allot Equity Security having a value of $100,000 or less, except in accordance with the Business Plan.

5.	(Borrowing) Borrow or accept financial accommodation of $250,000 or less, except in accordance with the Business Plan.

6.	(Encumbrances) Mortgage, charge, pledge or encumber an asset or undertaking, except in accordance with the Business Plan.

7.	(Auditors) Appoint or remove the Company’s auditors (if auditors are approved by the Board to be appointed).

8.	(Acquisitions and disposals) Acquire, dispose of or Transfer any company or business (other than the Business) having a value of $250,000 or less, except in accordance with the Business Plan.

9.	(Assets) Acquire, dispose of or Transfer an asset or assets (either tangible or intangible) having a value of $250,000 or less, except in accordance with the Business Plan.

10.	(Capital expenditure) incur capital expenditure of $250,000 or less in a Financial Year, except in accordance with the Business Plan.

11.	(Finance and operating leases) Enter into a finance or operating lease costing $100,000 or less per annum, except in accordance with the Business Plan.

12.	(Contracts) Enter into, terminate, alter, assign, novate, enforce or waive a right under, a contract except in the ordinary course of business.

13.

(Accounting Standards and principles) Materially alter the Accounting Standards or principles previously adopted by the Company for the preparation or presentation of individual or consolidated financial statements, except if required by law.

14.	(Balance date) Change the balance date or accounting period of the Company.

15.	(Loans) Make a loan, provide credit or other financial accommodation, having a value of $250,000 or less, to a person in the ordinary course of business.

16.	(Disputes) Start, conduct or settle any dispute or litigation (including with a tax authority) except debt collection in the ordinary course of business.

0.

(Employee share plan) Adopt or alter the terms of an employee share plan, employee share option scheme or employee share purchase scheme or any other arrangement giving employees of the Company the right or entitlement to acquire Equity Securities.

1.	(Employee shares) Issue shares or grant options under any employee share plan, employee share option scheme or employee share purchase scheme or other arrangement referred to in paragraph 17.

2.	(Transaction Documents) Terminate, alter, assign, novate, enforce or waive a right under a Transaction Document or agree to do any of those things.

3.	(Special Resolution) Propose a special resolution of Shareholders.

4.	(Committees of Directors) Appoint, dissolve or alter the composition of a committee of the Board.

5.	(Dividends) Set or change the dividend or distribution policy of the Company, or declare, make or pay a dividend or other distribution.

6.	(Partnerships and joint ventures) Enter into or alter a partnership or joint venture.

7.	(Insurance) Alter the insurance cover over the Company or the Business or a key man insurance policy.

Schedule 4 – Shareholders Special Resolutions

(clause 7.2)

1.	(Remuneration of Directors) Increase the remuneration payable to a Director, except in accordance with the Business Plan.

2.	(Bonuses) Pay any executive, profit or other bonus to a Director, except in accordance with the Business Plan.

3.	(Company’s constitution) Alter or amend the Company’s constitution.

4.	(Trade Sale or disposal of Business) Sell the main operating Subsidiaries, all or a substantial part of the Business or all or substantially all of the assets of the Group.

5.	(Winding up) Take a step to dissolve or wind up the Company.

6.

(Change in nature of Business) Stop caring on, or materially alter the scale of operations of, the Business or start any business or operational activities (except business or operational activities of the Business).

7.	(Listing) Apply to a stock exchange for a listing or for quotation of Shares.

8.	(Acquisitions) Acquire securities in other entities having a value of more than $250,000.

9.	(Equity Securities) Issue or allot or grant any right to issue or allot Equity Security having a value of more than $250,000.

10.	(Borrowing) Borrow or accept financial accommodation of more than $250,000.

11.	(Guarantee) Give or enter into a guarantee, letter of comfort or performance bond.

12.	(Acquisitions and disposals) Acquire, dispose of or Transfer any company or business (other than the Business) having a value of more than $250,000.

13.	(Assets) Acquire, dispose of or Transfer an asset or assets (either tangible or intangible) having a value of more than $250,000.

14.	(Capital expenditure) incur capital expenditure of $250,000 or less in a Financial Year, except in accordance with the Business Plan.

15.	(Related Party Transactions) Enter into, materially vary or terminate, an agreement or arrangement with:

(a)	a Director or an Associate of a Director; or

(b)	a Shareholder or an Affiliate of a Shareholder.

16.

(Financial assistance) Make a loan or provide financial assistance to a Director or an Associate of a Director or vary the term of a loan or financial assistance previously provided to a Director or an Associate of a Director.

17.	(Reorganisation Event) Undertake or undergo a Reorganisation Event.

18.	(Finance and operating leases) Enter into a finance or operating lease costing more than $250,000 per annum, except in accordance with the Business Plan.

19.	(Loans) Make a loan, provide credit or other financial accommodation, having a value of more than $250,000, to a person in the ordinary course of business.

20.	(General security interest) Granting or creating any security interest over the Company’s whole undertaking.

21.	(Intellectual property) Other than in strict accordance with the terms of this Agreement, sell, grant or otherwise dispose of an exclusive licence to the Company’s intellectual property.

Schedule 5 – Financial and other reporting requirements

(clause 10.1)

1.	Monthly

Within 10 Business Days after the end of each month, unaudited management accounts for the preceding month comprising:

(a)	commentary on the operational and financial position for the preceding month, including any variation between the actual results and those forecast in the Business Plan;

(b)	a profit and loss account and cash flow statement for the preceding month;

(c)	a balance sheet as at the end of the preceding month; and

(d)	a forecast of the performance of the Company in the next month.

2.	Quarterly

Within 21 Business Days after the end of each calendar quarter, unaudited quarterly management accounts for the preceding quarter, including (at least):

(a)	commentary on the financial performance for the preceding quarter;

(b)	a quarterly management report on any variations from the Business Plan;

(c)	a profit and loss statement and cash flow statement for the preceding quarter; and

(d)	a balance sheet as at the end of the preceding quarter.

3.	Annual

Within 65 Business Days after the end of each Financial Year, unaudited financial statements (including consolidated profit and loss accounts, balance sheets and cash flow statements) for the Financial Year.

4.	Minutes

(a)	Within 10 Business Days after each Board Meeting, minutes of the Board Meetings (where reasonably practicable to do so).

(b)	Within 10 Business Days after each meeting of Shareholders, minutes of the meeting (where reasonably practicable to do so).

5.	Offer information

Full details of any offer received by the Company to buy:

(a)	Shares;

(b)	an interest in a Subsidiary;

(c)	all or a substantial part of the Business; or

(b)	all or substantially all of the assets of the Group.

The information must be given as soon as the offer is received.

Schedule 6 – Things the Company must do

(clause 8)

1.	Insurances

(a)

Take out and maintain insurance policies in respect of all risks that a prudent person would insure in relation to the conduct of a business similar to the Business including indemnity insurance policies in respect of the assets of the Company.

(b)	Review those policies referred to in paragraph 1(a) each year to ensure the policies are maintained to achieve the objective in paragraph 1(a).

2.	D8tO Insurances

Subject to the Corporations Act, maintain directors’ and officers’ liability insurance in respect to each Director providing the level of cover determined by the Board.

3.	Comply with Business Plan

Comply with the Business Plan.

4.	Directors’ Protection Deed

Enter into a deed of access, indemnity and insurance with each Director in a form approved by the Board.

Schedule 7 – Deed of Accession

(clause 20)

DEED OF ACCESSION

DATED

By [Acceding Party’s name] of [Acceding Party’s address] (Acceding Party)

INTRODUCTION

This deed is supplemental to a Shareholders Agreement between [parties], dated [date] (Shareholders Agreement).

IT IS AGREED:

1.	The Acceding Party confirms it has been given a copy of the Shareholders Agreement.

2.

The Acceding Party covenants with the parties to the Shareholders Agreement (whether original or by accession) to observe, perform and be bound by the terms of the Shareholders Agreement to the intent and effect that the Acceding Party is taken from the date on which the Acceding Party is registered as a Shareholder of the Company to be a party to the Shareholders Agreement.

3.	The address of the Acceding Party for the purposes of the Shareholders Agreement is, until substituted in accordance with the Shareholders Agreement:

[Acceding Party’s address]

4.	This deed is governed by the laws of Western Australia, Australia.

EXECUTED as a deed.

Schedule 8 – Independent Valuation

1.	Application of schedule

This Schedule 8 applies if an independent valuation of Equity Securities is required under this agreement.

2.	Defined terms

In Schedule 8:

Fair Value means:

(a)	the dollar figure given by the Independent Valuer; or

(b)	if the Independent Valuer gives a range of figures, the mid-point of the range.

Independent Valuer means a person appointed under paragraph 3.

3.	Appointment of Independent Valuer

The Board must:

(a)	appoint, by Directors Special Resolution, an independent chartered accountant or an investment bank of good standing; or

(b)	if the Board fails to agree on an appointment, request the Australian

Disputes Centre to appoint an independent chartered accountant of at least five years standing, to determine the Fair Value of the Equity Securities, in which case the valuation for the Equity Securities is the Fair Value amount as certified by the Independent Valuer.

4.	Instructing Independent Valuer

The Board must instruct the Independent Valuer to determine a range of fair market values for the Equity Securities having regard to all normal share valuation factors that the Independent Valuer thinks are relevant, including the following assumptions:

(a)	there is a willing but not anxious buyer and a willing but not anxious seller;

(b)	a reasonable time in which to sell the Sale Securities being valued in the open market (and for that purpose 60 Business Days is deemed to be a reasonable time); and

(c)	there is no discount for minority shareholdings nor a premium for a shareholding that will give the buyer a controlling shareholding.

5.	Period of determination

The Board must use its best endeavours to ensure that the Independent Valuer determines the value of the Equity Securities as soon as practicable but within 30 Business Days after being instructed by the Board.

6.	Independent Valuer’s role

The Independent Valuer acts as an expert and not as an arbitrator.

7.	Independent Valuer’s decision

The Independent Valuer’s determination is final and binding on all parties to the transaction.

8.	Costs

The Company must pay the reasonable costs and expenses of the Independent Valuer.

9.	Access to information

The Board must ensure:

(c)	the Independent Valuer has access at all reasonable times to the accounting records and other records of the Company; and

(d)	officers of the Company give any information and explanations required by the Independent Valuer to value the Equity Securities.

Schedule 9 — Terms of the Class B Shares

The CBS will rank junior to all other classes of shares in the Company and will have certain rights attached to them as follows:

No.	Term	Description

1.	Price	Each CBS will be issued at $0.001.

2.	Conversion:

The right to convert all or some of the CBS at the CBS Holder’s sole discretion (in whole or in part), at any time, into Shares.

The Conversion Price will be the Fair Value per CBS calculated at the time of Conversion (Conversion Price). The Conversion Price will be subject to adjustment as provided below.

3.	Adjustment for Dilution:

The Conversion Price of the CBS will be subject to a broad-based weighted average anti-dilution adjustment to mitigate dilution in the event that the Company issues additional Shares at a purchase price less than the Conversion Price of the CBS, other than:

(a)   any securities issued to employees, directors or consultants of the Company (as approved by the Board);

(b)   securities issuable upon a share dividend;

(c)   Shares issued on the conversion of any debenture, warrant, option or other convertible security; and

(d)   Shares to lenders, strategic partners or in connection with the acquisition of a company or technology (in each case, as approved by the Board),

(each, an Excluded Issue).

4.	Share capital reconstruction events:	The Conversion Price of the CBS will be subject to customary adjustments for share splits, dividends, recapitalisations, share buy-backs, reorganisations etc.

5.	Mandatory conversion:

In the event of:

(a)   an initial public offer of the Company’s Shares; or

(b)   the vote or written consent of holders of at least two thirds of the CBS voting as a separate class,

the CBS will automatically be converted into Shares at the then applicable Conversion Price and the Fair Value will be payable by the CBS Holder.

6.	Mandatory Redemption:

Redemption of the CBS may occur by way of:

(a)   buy-back (other than an on-market buy-back); or

(b)   capital reduction pursuant to a cancellation of the CBS.

In each of these cases, the CBS will be cancelled.

7.	Liquidation Preference:	The CBS are non-participating and non-preferred.

8.	Drag Along:	Subject to a majority resolution of the Board in support of the application of the drag and where more than 50% of each class of shareholders accept a bona fide third party offer to purchase 100% of the Shares of the Company, holders of CBS will be bound to sell.

9.	Dividends:	CBS will not be entitled to a fixed dividend or coupon.

10	Voting:	The CBS will not be entitled to a vote.

11	Reserved Matters:	The approval of holders of at least two thirds of the CBS will be required to amend the terms of the CBS.

Execution page

Executed as an agreement

Executed by Security Matters Limited
(ACN 626 192 998) in accordance with
section 127 of the Corporations Act:

Signature of Director		Signature of Director/Secretary

Haggai Alon
Name of Director		Name of Director/Secretary

)
Executed by W.A. Mint Pty. Ltd. (ACN	)
054 024 314) in accordance with	)
section 127 of the Corporations Act:

Signature of Director		Signature of Director/Secretary

Richard Hayes		David J Koch — Company Secretary
Name of Director		Name of Director/Secretary

)
Executed by True Gold Consortium Pty
Ltd (ACN 641 483 374) in accordance	)
with section 127 of the Corporations	)
Act:

Signature of Director		Signature of Director/Secretary

Zeren Browne		Haggai Alon
Name of Director		Name of Director/Secretary

Annexure A — Offer for Gold Marking System